EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended February 29, 2016, the Snow Capital Opportunity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(524,275)
Accumulated Net Realized Gain/(Loss)   $(5,755,074)
Paid-in Capital      $6,279,349

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 29, 2016, the Bright Rock Quality Large Cap Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(197,216)
Accumulated Net Realized Gain/(Loss)   $197,216
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 29, 2016, the Snow Capital Small Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $190,226
Accumulated Net Realized Gain/(Loss)   $(3,421,482)
Paid-in Capital      $3,231,256

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 29, 2016, the AllianceBerstein/TWM Global Equity & Covered Call Strategy Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(230,849)
Accumulated Net Realized Gain/(Loss)   $230,849
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 29, 2016, the Dearborn Partners Rising Dividend Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(693,190)
Accumulated Net Realized Gain/(Loss)   $721,702
Paid-in Capital      $(28,512)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 29, 2016, the Aurora Horizons Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $118,465
Accumulated Net Realized Gain/(Loss)   $(631,432)
Paid-in Capital      $512,967

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 29, 2016, the Collins Long/Short Credit Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(2)
Accumulated Net Realized Gain/(Loss)   $2
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.